Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-37867, 33-51189, 33-54347, 33-54453, 33-61561, 333-90761, 333-48432, 333-33070, 333-33066, 333-33060, 333-33072, 333-62004, 333-83470, 333-127246, 333-138577, 333-146068, 333-148334 and 333-152344) of Thermo Fisher Scientific Inc. of our report dated February 27, 2009, except for Notes 1, 7 and 9 as to which the date is July 8, 2009, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 8, 2009